Exhibit 99.1

1st Mariner Bancorp Plans to Raise $160 Million in New Capital

Priam Capital to Invest Approximately $36.4 Million

BALTIMORE, April 19, 2011 /PRNewswire/ — 1st Mariner Bancorp (NASDAQ: FMAR) (the “Company”), parent company of 1st Mariner Bank (the “Bank”), announced today that it has entered into a definitive agreement with Priam Capital Fund I, LP (“Priam”) pursuant to which Priam would invest approximately $36.4 million in the Company.  Priam’s investment is part of an expected aggregate $160 million capital raise by the Company that will include other investors. The investment and related transactions, which were unanimously approved by the Company’s Board of Directors, are subject to the remaining $123.6 million of capital being raised, regulatory approvals and other conditions. The Company also plans to conduct a $15 million rights offering after the closing of the capital raise that will allow shareholders of the Company prior to closing of the transaction to purchase shares of common stock at the same purchase price per share paid by Priam and the other investors.

Under the terms of the definitive agreement, Priam would purchase shares of common stock and shares of a newly-created Series A convertible participating voting preferred stock at a price of $0.50 per share of common stock and $1,000 per share of Series A preferred stock.  The Series A preferred stock would be mandatorily convertible into common stock at a conversion price of $0.50 following receipt of the approval of the Company’s shareholders to amend the Company’s charter to increase the number of authorized shares of common stock to an amount sufficient to permit such conversion.  The common stock and the Series A preferred stock to be purchased by Priam would represent a pro forma ownership interest of approximately 21.5% of the Company’s outstanding common stock, assuming the conversion of the Series A preferred stock but without giving effect to the rights offering. Priam would also receive a warrant with a ten-year term to purchase approximately 15.4 million shares of common stock at an exercise price of $0.50 per share.  The shares of common stock and Series A preferred stock, together with the shares of common stock issuable upon the exercise of the warrant, would represent 24.9% of the Company’s outstanding common stock assuming the conversion of the Series A preferred stock and the exercise of the warrant, but prior to giving effect to the rights offering.

“Signing the agreement with Priam marks a significant milestone in our efforts to increase our regulatory capital levels and stockholders’ equity,” said Edwin F. Hale, Sr., Chairman and Chief Executive Officer.  “We are excited to have Priam as a lead investor and will be working tirelessly with them and our advisors to move our recapitalization efforts to conclusion.  1st Mariner’s Board of Directors is fully supportive of the transaction and strongly believes it will benefit our shareholders and customers. We are also pleased we are able to offer our current shareholders the opportunity to participate through the planned rights offering on the same price per share as the new investors.”

“We see a unique opportunity to invest in 1st Mariner, which, following the recapitalization, will play an instrumental role in the ability of the Baltimore metropolitan area to continue to develop and prosper,” said Howard Feinglass, Managing Partner of Priam Capital.  “Following the recapitalization, 1st Mariner will have one of the highest capital ratios of any Maryland bank, allowing it to continue to serve the community.”  Mr. Feinglass is a native of Baltimore.

Closing of Priam’s investment is conditioned on, among other things, receipt of requisite regulatory approvals and the Company’s receipt of approval from the NASDAQ Stock Market to issue the securities described above in reliance on the shareholder approval exemption set forth in NASDAQ Rule 5635(f).  In addition, the closing of Priam’s investment is conditioned upon the Company raising the remaining $123.6 million from other investors.  Upon the closing of the capital raise, a designee of Priam will join the Company’s and the Bank’s respective boards of directors.

The Company also announced that upon closing of the transaction, Edwin F. Hale Sr. will step down as Chairman and Chief Executive Officer, but he has been offered, and is considering maintaining, a seat on the Company’s reconstituted board of directors until 2012.  A successor or successors selected by the Company and agreeable to Priam will be appointed to the positions of Chairman and Chief Executive Officer prior to or at the time of the close.

About 1st Mariner Bancorp

1st Mariner Bancorp is a bank holding company with total assets of $1.31 billion.  Its wholly owned banking subsidiary, 1st Mariner Bank, with total assets of $1.31 billion, operates 22 full service bank branches in Baltimore, Anne Arundel, Harford, Howard, Talbot, and Carroll counties in Maryland, and the City of Baltimore. 1st Mariner Mortgage, a division of 1st Mariner Bank, operates retail offices in Central Maryland and the Eastern Shore of Maryland.  1st Mariner Mortgage also operates direct marketing mortgage operations in Baltimore County.  1st Mariner Bancorp’s common stock is traded on the NASDAQ Capital Market under the symbol “FMAR”.  1st Mariner’s Website address is www.1stMarinerBancorp.com, which includes comprehensive level investor information.

About Priam Capital

Priam Capital is a private investment partnership based in New York focused on making macroeconomic investments, with a current focus on the community banking sector.  Priam Capital is led by its senior partner, Howard Feinglass.

Cautionary Statement

The issuance of the securities in the transactions described in this release have not been and will not be registered under the Securities Act of 1933 or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any jurisdiction or state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction or state.

Forward Looking Statements

In addition to historical information, this press release contains forward looking statements that involve risks and uncertainties, such as the Company’s ability to satisfy all closing conditions and complete the transactions set forth in its agreement with Priam, statements of the Company’s plans and expectations regarding the Company’s efforts to meet regulatory capital requirements set forth in the Company’s and the Bank’s agreements with their regulators, revenue growth, anticipated expenses, profitability of mortgage banking operations, and other unknown outcomes.  The Company’s actual results could differ materially from management’s expectations.  Factors that could contribute to those differences include, but are not limited to, the Company’s ability to increase its capital levels and those of 1st Mariner Bank, volatility in the financial markets, changes in regulations applicable to the Company’s business,  its concentration in real estate lending, increased competition, changes in technology, particularly Internet banking, impact of interest rates, and the possibility of economic recession or slowdown (which could impact credit quality, adequacy of loan loss reserve and loan growth). Greater detail regarding these factors is provided in the forward looking statements and Risk Factors  sections included in the reports filed by the Company with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2010. Our forward-looking statements may also be subject to other risks and uncertainties, including those we may discuss elsewhere in this news release, or in our SEC filings, which are accessible on our web site and at the SEC’s web site, www.sec.gov.